UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 9, 2013

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-164777	No. 27-1242815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of Principal Executive offices)	(Zip Code)

(212) 808-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 9, 2013, the board of directors of Clarion Partners Property Trust Inc. (the “Company”) approved the renewal, effective May 16, 2013, of the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”) by and among the Company, CPT Real Estate LP, as the operating partnership of the Company, and CPT Advisors LLC, as the advisor to the Company, through May 16, 2014, upon terms that are identical to those of the Advisory Agreement as previously in effect.

Item 8.01.  Other Events

Distributions

On May 9, 2013, the board of directors of the Company authorized and declared cash distributions for the period commencing on April 1, 2013 and ending on June 30, 2013, or the distribution period, for each share of the Company’s Class A and Class W common stock outstanding as of June 27, 2013. Both distributions will be paid on July 1, 2013. Holders of Class W shares will receive an amount equal to $0.1398 per share, and holders of Class A shares will receive an amount equal to $0.1398 per share, less an amount calculated at the end of the distribution period equal to the class-specific expenses incurred during the distribution period that are allocable to each Class A share.

A copy of the press release announcing the Company’s declaration of cash distributions on its common stock is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

None.

(b)          Pro Forma Financial Information

None.

(c)           Shell Company Transactions

None.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release dated May 15, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarion Partners Property Trust Inc.

Date: May 15, 2013	By:	/s/ L. Michael O’Connor
L. Michael O’Connor
Senior Vice President and Secretary

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